UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2006

Openwave Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2100 Seaport Boulevard Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 480-8000

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition.

On November 9, 2005, Openwave Systems Inc, a Delaware corporation (“Openwave”), entered into an Amended and Restated Stock Purchase Agreement (the “Amended Agreement”) with the sellers named therein. The Amended Agreement amended and restated the Stock Purchase Agreement (the “Original Agreement”) by and among Openwave and the sellers named therein, dated as of September 24, 2005.

On January 13, 2006, Openwave completed its acquisition of Musiwave S.A. (“Musiwave”) and acquired all outstanding shares of Musiwave for a total purchase price of approximately 97,000,000 Euros (net of actual purchase price adjustments) and under the terms of the Amended Agreement may pay a contingent earn-out of up to an additional €15,000,000. This equates to approximately $117,000,000, and a contingent additional $18,000,000 respectively, based on the Euro-US Dollar exchange rate of January 13, 2006. The actual amount of the contingent earn-out payment, if any, will be determined based upon achievement of certain financial targets by the Musiwave business during calendar year 2006, and is expected to be paid, if applicable, shortly thereafter. The purchase price of €97,000,000 was paid in cash on completion of the transaction, with roughly €10,000,000 of such amount paid into an escrow account and held for an 18 month period (“Escrow Amount”) after the completion date and roughly €2,400,000 withheld by Openwave for an 18 month period after the completion date (“Holdback”). The Escrow Amount is set aside for potential claims and litigation under the Amended Agreement. The Holdback is set aside for retention of certain key employees of Musiwave and to secure against potential claims and litigation under the Amended Agreement. The contingent earn-out of up to €15,000,000 is expected to be paid with a mixture of cash and stock. The exact proportions of cash and stock shall be determined by Openwave prior to the payment date, provided that the cash portion shall not be less than approximately 47%.

The foregoing description is qualified in its entirety by reference to the Amended Agreement, which was previously filed as Exhibit 2.1 to Openwave’s Current Report on Form 8-K/A on November 14, 2005.

The Amended Agreement contains representations and warranties the parties made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between Openwave and the Musiwave shareholders who are parties to the Amended Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality different from those generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The required financial statements will be filed on Form 8-K/A as soon as practicable, but not later than 71 calendar days after the date of this Form 8-K.

(b) Pro Forma Financial Information.

The required financial statements will be filed on Form 8-K/A as soon as practicable, but not later than 71 calendar days after the date of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OPENWAVE SYSTEMS INC.

By:	/s/ DOUGLAS SOLOMON
Name:	Douglas Solomon
Title:	Vice President, Legal and Corporate Affairs, and Assistant Secretary

Date: January 19, 2006